                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 30, 1997 (September 15, 1997)


                            MID-ATLANTIC REALTY TRUST
             (Exact name of registrant as specified in its charter)


       MARYLAND                            1-12286             52-1832411
(State or other jurisdiction            (Commission           (IRS Employer
     of incorporation)                   File Number)       Identification No.)


             170 West Ridgely Road, Suite 300, Lutherville, MD 21093
                    (Address of principal executive offices)


Registrant's telephone number, including area code (410) 684-2000



                                      N.A.
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.


          On September 15, 1997, Mid-Atlantic Realty Trust ("MART") sold Gateway International (Gateway), its sole Class A suburban office project, to Prentiss Properties Trust (Prentiss), a Dallas based real estate investment trust. The purchase price for this 203,000 square foot, two building project was
$22,584,070. Included in the sale were 6.5 acres of contiguous land. Net proceeds of the transaction of approximately $21.4 million were applied by MART to reduce the outstanding balance of its revolving line of credit.

          Gateway International, located on Interstate 295 at the Baltimore-Washington International Airport, was developed in two phases. The 86,000 square foot Phase I opened in late 1986 while the 117,000 square foot Phase II opened in 1990.

         MART is a Maryland real estate investment trust (REIT) which owns, leases, develops and manages neighborhood and community shopping centers and other commercial real estate, primarily in the Middle Atlantic region. MART's common shares are traded on the New York Stock Exchange under the symbol "MRR".


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


         (a). Pro Forma Financial Information - Mid-Atlantic Realty Trust and Subsidiaries

              Pro Forma Condensed Combined Balance Sheet - June 30, 1997 (Unaudited)
              Pro Forma  Condensed  Combined  Statement   of  Operations - Six
              Months Ended June 30, 1997 (Unaudited)
              Pro Forma Condensed Combined Statement of Operations - For the Year Ended December 31, 1996 (Unaudited)
              Notes to Pro Forma Condensed Combined Financial Statements

         (b). Exhibits


              1. Partnership Purchase and Sale Agreement among BTR Gateway, Inc., Mid-Atlantic Realty Trust, and Prentiss Properties Acquisition, L.P.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MID-ATLANTIC REALTY TRUST



Date: September 30, 1997                    By:/s/Paul G. Bollinger
                                               --------------------
                                               Paul G. Bollinger, Vice President
                                                and Controller
                                               Principal Financial Officer






mart.pr

Item 7.(a). Pro Forma Financial Information - Mid-Atlantic Realty Trust and Subsidiaries

                   The following unaudited pro forma combined financial statements are based upon the consolidated financial statements of Mid-Atlantic Realty Trust (Company or MART) and the combined financial statements of JHP Commercial Properties (JHP). The pro forma condensed combined balance sheet and statements of operations have been prepared using the purchase method of accounting with respect to the acquisition of JHP. These statements reflect how the balance sheet of the Company might have appeared at June 30, 1997 if the acquisition of JHP and the sale of Gateway had been consummated at that date and how the statements of operations of the Company might have appeared if the acquisition and sale had been consummated at the beginning of the periods presented. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or financial position of the Company that would have occurred had the acquisition and sale occurred at the beginning of the periods presented or on the date indicated, nor are they necessarily indicative of the future results or financial position of the Company.

                  These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in its Form 10-K for the year ended December 31, 1996, the unaudited consolidated financial statements of the Company included in its Form 10-Q for the six months ended June 30, 1997, and the audited combined financial statements of JHP as of and for the years ended December 31, 1996, 1995 and 1994 included in Form 8K filed by the Company on July 15, 1997. The unaudited pro forma adjustments are based upon this financial information and certain other assumptions included in the notes to the unaudited pro forma condensed combined financial statements.

                   As indicated above, the acquisition of JHP will be accounted for by the purchase method of accounting. The Company's cost to acquire JHP, including the fair value of liabilities assumed, approximated the fair value of the assets acquired. The purchase allocation adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information.

                  As indicated above, the pro forma condensed combined financial statements are not necessarily indicative of the future results or financial position of the Company. The pro forma financial statements do not include the full affect of redevelopment and leasing activity at the JHP properties during the first six months of 1997.

MID-ATLANTIC REALTY TRUST AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF
JUNE 30, 1997
(UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                                                                                         MART, MLP
                                                 MART                             Pro Forma            Pro Forma    and Subsidiaries
                                           and Subsidiaries       JHP            Adjustments           Adjustments      (Pro Forma
                                             (Historical)    (Historical)        JHP (Note B)        GATEWAY (Note B)    Combined)
                                             ------------    ------------        ------------              -------        ---------

ASSETS
Properties:
 Operating properties                            $196,781          91,362             29,682 (a)(b)    (24,921) (a)      292,904
 Less accumulated depreciation                     44,246          14,748            (14,748)(b)        (5,372) (a)       38,874
                                                ----------------------------------------------------------------------------------
                                                  152,535          76,614             44,430           (19,549)          254,030
Development operations                              8,638               0               (125)(c)            (4) (a)        8,509
Property held for development or sale               6,753               0                  0            (1,210) (a)        5,543
                                             -------------------------------------------------------------------------------------
                                                  167,926          76,614             44,305           (20,763)          268,082

Cash and cash equivalents                           2,564             255               (913)(b),(c)        (2) (a)        1,904
Notes and accounts receivable-tenants and other       714             804               (804)(b),(c)       122  (a)          836
Prepaid expenses and deposits                          84             535                (94)(b)           (12) (a)          513
Deferred financing costs                            1,885             487               (487)(b),(c)         0             1,885
                                             -------------------------------------------------------------------------------------
                                                 $173,173          78,695             42,007           (20,655)          273,220
                                             =====================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Accounts payable and accrued expenses              4,189           2,073             (1,362)(b),(c)        68  (a)        4,968
 Notes payable                                     16,000               0                  0           (16,000) (b)            0
 Construction loan payable                          2,829               0                  0                               2,829
 Mortgages payable                                 69,785          81,768              2,155 (b)        (5,400) (b)      148,308
 Convertible subordinated debentures               36,186               0                  0                              36,186
 Deferred income                                      819             271                (268)(b),(c)      (23) (a)          799
                                              ------------------------------------------------------------------------------------
                                                  129,808          84,112                 525          (21,355)          193,090


Minority interest in consolidated                   2,731               0              36,065 (a)            0            38,796
 joint ventures

Owners' Equity                                      40,634         (5,417)              5,417 (a),(b)      700  (c)       41,334
                                              ------------------------------------------------------------------------------------
                                                  $173,173         78,695              42,007          (20,655)          273,220
                                              ====================================================================================




The accompanying notes are an integral part of these statements.

MID-ATLANTIC REALTY TRUST AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1997
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                    Pro Forma            MART
                                                 MART                             Pro Forma        Adjustments    and Subsidiaries
                                           and Subsidiaries       JHP            Adjustments         GATEWAY         (Pro Forma
                                             (Historical)     (Historical)       JHP (Note C)        (Note C)          Combined)
                                             ------------     ------------       ------------        --------          ---------

REVENUES:
 Rentals                                          $13,761          6,395              (86) (b)         (1,689) (a)      18,381
  Tenant recovery                                   2,489            880                                                 3,369
  Other                                               147            --               (16) (c)             (2) (a)         129
                                          -----------------------------------------------------------------------------------------
                                                   16,397          7,275             (102)             (1,691)          21,879

COSTS AND EXPENSES:
  Interest                                          5,363          3,665             (120)(d)            (749) (a)       8,159
  Depreciation and amortization of
    property and improvements                       2,749          1,054                6 (e)
                                                                                      156 (f)            (416) (a)       3,549
  Operating                                         4,223          1,096              (30)(g)            (547) (a)       4,742
  General and Administrative                        1,135            489             (412)(h)                            1,212
                                          -----------------------------------------------------------------------------------------
                                                  13,470           6,304             (400)             (1,712)          17,662
                                          -----------------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS
   BEFORE MINORITY INTEREST                        2,927             971              298                   21           4,217

Minority interest expense                           (137)            --            (1,133)(i)              (6) (a)      (1,276)
                                          -----------------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS                           2,790             971             (835)                  15           2,941

Gain on properties                                    91              --                                   700 (b)         791
                                          -----------------------------------------------------------------------------------------

NET EARNINGS:                                     $2,881            971              (835)                  715          3,732
                                          =========================================================================================


NET EARNINGS PER SHARE                             $0.37                                                                  0.48
                                          ==============                                                          ============




The accompanying notes are an integral part of these statements.

MID-ATLANTIC REALTY TRUST AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                    Pro Forma            MART
                                                 MART                             Pro Forma        Adjustments     and Subsidiaries
                                           and Subsidiaries       JHP            Adjustments         GATEWAY         (Pro Forma
                                             (Historical)     (Historical)       JHP (Note C)        (Note C)          Combined)
                                             ------------     ------------       ------------        --------          ---------

REVENUES:
 Rentals                                          $26,562         13,229           (1,574) (a)
                                                                                     (170) (b)         (3,518) (a)      34,529
  Tenant recovery                                   5,135            --             1,574  (a)                           6,709
  Other                                               709             17              (33) (c)            (10) (a)         683
                                          -----------------------------------------------------------------------------------------
                                                   32,406         13,246             (203)             (3,528)          41,921

COSTS AND EXPENSES:
  Interest                                         12,354          7,268             (274)(d)          (1,498) (a)      17,850
  Depreciation and amortization of
    property and improvements                       5,414          2,072               14 (e)
                                                                                      368 (f)            (801) (a)       7,067
  Operating                                         8,818          2,087              (58)(g)          (1,143) (a)       9,704
  General and Administrative                        2,098          1,099             (727)(h)                            2,470
                                          -----------------------------------------------------------------------------------------
                                                   28,684         12,526             (677)             (3,442)          37,091
                                          -----------------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS
   BEFORE MINORITY INTEREST                        3,722             720              474                 (86)           4,830

Minority interest expense                           (514)            --            (1,229)(i)              24  (a)      (1,719)
                                          -----------------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS                           3,208             720             (755)                (62) (a)       3,111

Gain on properties                                   301              --                                  700  (b)       1,001
                                          -----------------------------------------------------------------------------------------

NET EARNINGS:                                     $3,509            720              (755)                638            4,112
                                          =========================================================================================


NET EARNINGS SHARE                                 $0.56                                                                  0.66
                                          ==============                                                          ============






The accompanying notes are an integral part of these statements.

MID-ATLANTIC REALTY TRUST AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A.       BASIS OF PRESENTATION

         On July 1, 1997 the Company transferred all of its interests in real properties to a newly-formed partnership, MART Limited Partnership, (MLP), in exchange for 9,277,687 operating partnership units in MLP. On the same date various entities affiliated with JHP contributed their interests in a portfolio consisting of nine shopping centers and one medical office building to MLP in exchange for 3,175,770 operating partnership units in MLP. As a result of these transactions, MART is the sole general partner of MLP and has an ownership interest of approximately 72% in MLP.

         Under the agreement for contribution of interests and the limited partnership agreement, the limited partners (excluding MART) have the right to "put" their units to MLP for cash, subject to various limitations and conditions. In the event units are put to MLP, MART may assume MLP's obligation to pay cash or, at its option, may settle the obligation by issuing common shares of beneficial interest on a one-to-one basis.

         On September 15, 1997, the Company sold Gateway for $22,584,070. Net proceeds of approximately $21,400,000 were used to pay down the Company's line of credit and other debt.

B.       ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

         The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 1997 reflects certain adjustments which were required to give effect to matters directly attributable to the acquisition of JHP and the sale of Gateway. Explanations of the adjustments are as follows:

         ACQUISITION OF JHP:

         (a) Adjust assets acquired and liabilities assumed to fair value and record fair value of operating partnership units issued.

         (b) Eliminate the assets and liabilities not acquired by the Company and record costs incurred at closing.

         (c) Reclassify liabilities to conform to presentation used by the Company.

         GATEWAY SALE:

         (a)      Eliminate assets and liabilities related to Gateway.

         (b)      To record paydown of debt from proceeds of sale.

         (c)      To record net gain resulting from sale.

C.       ADJUSTMENTS TO PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

         The accompanying unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 reflect certain adjustments which are explained below. These adjustments are required to give effect to matters directly attributable to the acquisition of JHP and the sale of Gateway, and to reclassify certain revenues and expenses of JHP to conform to the presentation used by the Company. Explanations of the adjustments are as follows:

         ACQUISITION OF JHP:

         (a)      Reclassify   tenant   recover   revenues  to  conform  to  the
                  presentation used by the Company.

         (b) Eliminate the effect of JHP using the straight-line basis to recognize minimum rent revenues under tenant leases which provide for varying rents over their terms. MART has not used the straight-line basis due to immateriality.

         (c)      Reduce  interest  income  to  reflect  the  use of  short-term
                  investments   (assumed   to  earn   interest  at  5%)  to  pay
                  acquisition costs.

         (d) Reduce interest expense to eliminate interest on JHP debt not assumed and to reflect the different basis in mortgages payable assumed.

         (e) Record depreciation expense on capitalized transaction costs incurred in connection with closing.

         (f) Increase depreciation expense for the difference in property basis due to fair value adjustments.

         (g) Eliminate commercial management payroll of JHP for non-common area maintenance operating expenses. The related services required for JHP will be performed by MART employees and charged to general and administrative expenses.

         (h) Reduced general and administrative expenses to eliminate expenses which are not expected to be incurred by the combined organization (primarily compensation and related costs of form JHP employees who are not joining MART and who management does not intend to replace).

         (i)      Record non-MART partners' share of combined earnings.

         GATEWAY SALE:

         (a)      Eliminate revenues and expenses of Gateway.

         (b)      Record net gain resulting from sale.


D.       EARNINGS PER SHARE

         The weighted average number of common shares of beneficial interest outstanding used in the calculation of earnings per share for the six months ended June 30, 1997 and the year ended December 31, 1996 were 7,818,000 and 6,216,000, respectively, on a primary basis.

 C70864a.171

                                  (b) Exhibits

                     PARTNERSHIP PURCHASE AND SALE AGREEMENT

                                      among

                               BTR GATEWAY, INC.,
                             a Maryland corporation,

                                       and

                           MID-ATLANTIC REALTY TRUST,
                     a Maryland real estate investment trust

                                    "Sellers"

                                       and


                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                         a Delaware limited partnership

                                   "Purchaser"




                                   Dated as of

                                  July 15, 1997

                                TABLE OF CONTENTS


                                                                           Page

1.       DEFINED TERMS......................................................  1

2.       PURCHASE AND SALE OF PARTNERSHIP INTERESTS.........................  3

3.       THE PURCHASE PRICE.................................................  3

4.       TITLE..............................................................  4

5.       DUE DILIGENCE INSPECTIONS..........................................  5

6.       REPRESENTATIONS AND WARRANTIES OF SELLERS..........................  7

7.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER............. 10

8.       CONFIDENTIALITY.................................................... 11

9.       CONDITIONS PRECEDENT TO CLOSING.................................... 11

10.      COVENANTS OF SELLERS............................................... 12

11.      SELLERS' CLOSING DELIVERIES........................................ 14

12.      PURCHASER'S CLOSING DELIVERIES..................................... 15

13.      PRORATIONS AND ADJUSTMENTS......................................... 16

14.      CLOSING............................................................ 18

15.      CLOSING COSTS...................................................... 19

16.      RISK OF LOSS....................................................... 19

17.      DEFAULT............................................................ 20

18.      INDEMNIFICATION.................................................... 20

19.      BROKER'S COMMISSION................................................ 21

20.      VACANT SPACE ALLOWANCE............................................. 22

21.      MISCELLANEOUS...................................................... 23

EXHIBITS

Exhibit A                  Legal Description of the Land
Exhibit B                  Partnership Balance Sheet for December 31, 1996
                           and 1997 year-to-date
Exhibit C                  Schedule of Intangible Property
Exhibit D                  Schedule of Leases
Exhibit E                  List of Personal Property
Exhibit F                  Form of Tenant Estoppel Certificate
Exhibit G                  Form of General Partnership Assignment
Exhibit H                  Form of Limited Partnership Assignment
Exhibit I                  Notice to Tenants
Exhibit J                  Submission Matters

                     PARTNERSHIP PURCHASE AND SALE AGREEMENT

                  THIS PARTNERSHIP PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of July 15, 1997, among PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Purchaser"), BTR GATEWAY, INC., a Maryland corporation ("GP SELLER"), and MID-ATLANTIC REALTY TRUST, a Maryland real estate investment trust ("MART") (MART and GP Seller are together called "LP Sellers"). GP Seller and LP Sellers are hereinafter collectively referred to as "Sellers."

                                    RECITALS:

                  A. The Partnership (as hereinafter defined) owns that certain real property located in Anne Arundel County, Maryland, consisting of approximately 26.35 acres and more particularly described on Exhibit A attached hereto (the "Land"), which Land includes a development parcel commonly known as Gateway International III, together with any improvements located thereon (the "Improvements"), including, without limitation, two (2) commercial office buildings of approximately 84,605 square feet (Gateway International I) and 118,800 (Gateway International II).

                  B. GP Seller owns a five percent (5%) general partnership interest in the Partnership.

                  C.  LP  Sellers  own  a  ninety-five   percent  (95%)  limited
partnership interest in the Partnership.

                  D. Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of Sellers' right, title and interest in and to the Partnership Interests (as hereinafter defined) for the price and on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing Recitals, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       DEFINED TERMS

                  For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  a. "Balance Sheet" means the December 31, 1996 (with 1997 year-to-date) balance sheet for the Partnership, a copy of which is attached hereto as Exhibit B.

                  b. "Effective Date" means the date this Agreement is fully executed and delivered by Purchaser and Seller.

                  c.   "Intangible   Personal   Property"   means   all  of  the
Partnership's interest in and to all trademarks and trade names used or useful in connection with the Real Property (including, without limitation, the Partnership's interest, if any, in the right to use the name "Gateway International") (collectively, the "Trade Names"), together with the Partnership's interest (if any) in and to any service contracts, guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, to the extent assignable, and the contract, rights, guarantees, licenses, permits (to the extent transferable) and warranties more particularly described in Exhibit C attached hereto.

                  d. "Leases" means collectively all of the Partnership's right, title, estate and interest in and to the unexpired leases covering the Land and Improvements as of the Closing Date, together with any and all amendments, modifications or supplements thereto, which leases are identified in the Schedule of Leases attached hereto as Exhibit D.

                  e.   "Partnership"   means   Gateway   International   Limited
Partnership, a Maryland limited partnership.

                  f. "Partnership Agreement" means that certain Certificate of Amendment of BW Limited Partnership, dated November 21, 1983, among GP Seller, as general partner, and Walter A. Kehoe and BTR Winterson, Inc., as limited partners, as amended by that certain Second Certificate of Amendment of Limited Partnership, dated December 24, 1984, both filed with the Maryland State Department of Assessments and Taxation, a copy of which Partnership Agreement has been delivered to Purchaser.

                  g. "Partnership Interests" means the respective general and limited partnership interests of Sellers in the Partnership that, in the aggregate, constitute one hundred percent (100%) of the partnership interests in the Partnership.

                  h. "Personal Property" means all personal property and fixtures (if any) owned by the Partnership and located on the Real Property and used or useful in the operation of the Real Property including, without limitation, to the extent owned by the Partnership, all plans, specifications, drawings and other technical descriptions prepared for the development, construction, repair or alteration of the Land and the Improvements, and all amendments and modifications thereof, and all other property described in Exhibit E attached hereto.

                  i. "Property" means the Real Property, the Personal Property and the Intangible Personal Property.

                  j. "Real Property" means the Land, the Improvements and all rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of the Partnership's right, title and interest, if any, in and to all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances (including, without limitation, the Partnership's interest as lessor under the Lease)).

                  2.       PURCHASE AND SALE OF PARTNERSHIP INTERESTS

                  On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, (i) GP Seller hereby agrees to sell, convey, assign and transfer to Purchaser (or Purchaser's nominee) its five percent (5%) general partnership interest in the Partnership, (ii) LP Sellers hereby agree to sell, convey, assign and transfer to Purchaser (or Purchaser's nominee) their ninety-five percent (95%) limited partnership interest in the Partnership, and (iii) Purchaser hereby agrees to purchase, acquire and accept from Sellers such Partnership Interests, free and clear of all liens, security interests, options and adverse claims of any kind or character.

                  3.       THE PURCHASE PRICE

                  The purchase price for the Partnership Interests is Twenty-Two Million Seven Hundred Fifty Thousand Dollars ($22,750,000) (the "Purchase Price"), which shall be paid and allocated to Sellers in accordance with the Partnership Agreement. The Purchase Price shall be paid to Sellers by Purchaser at the Closing (as that term is defined in Section 14 below) as follows:

                  a. Within two (2) business days after execution of this Agreement by all parties, Purchaser shall deposit in escrow with the Washington, D.C. office of Chicago Title Insurance Company (the "Title Company") an initial earnest money deposit in immediately available funds in the amount of Five Hundred Thousand Dollars ($500,000) (together with all accrued interest thereon, the "Deposit"). The Deposit shall be held by Title Company in an interest bearing account insured by the federal government in an institution as directed by Purchaser. At the Closing, the Deposit shall be paid to Sellers and credited against the Purchase Price. If the Closing does not occur because of the failure of any Purchaser's Condition Precedent (as defined in Section 9 below) or any other reason except for a default under this Agreement on the part of Purchaser, the Deposit shall be immediately refunded to Purchaser. If the Closing does not occur because of a default under this Agreement on the part of Purchaser, the Deposit shall be paid to and retained by Sellers pursuant to Section 17 below.

                  b. The balance of the Purchase Price over and above the Deposit shall be paid to Sellers through the Title Company by wire transfer of immediately available funds at the Closing, increased or decreased by all prorations as provided herein.

                  4.       TITLE

                  a. During the Due Diligence Period (as hereinafter defined), Purchaser shall obtain at its sole cost and expense: (i) from the Title Company either a current commitment for the issuance of an owner's policy of title insurance or a prop forma endorsement to the existing policy of title insurance of the Partnership, together with good and legible copies of all documents constituting exceptions to Sellers' title to the Property (the "Commitment");
(ii) current UCC lien, tax and judgment searches of the Partnership and each Seller in any relevant jurisdiction (the "Searches"); and (iii) a current "As Built" survey of the Property (the "Survey").

                  b. If the Commitment, Searches or Survey reflects or discloses any defect, exception, or other matter affecting the Property ("Title Defects") that is unacceptable to Purchaser in its sole and absolute discretion, Purchaser shall provide Sellers with written notice of Purchaser's objections prior to the expiration of the Due Diligence Period. Sellers shall have the right to notify Purchaser in writing within five (5) days after Sellers receive Purchaser's title objection notice that Sellers elect to (i) endeavor in good faith to cure or remove the Title Defects or (ii) terminate this Agreement, upon which the Deposit shall be returned to Purchaser. Sellers' failure timely to notify Purchaser of its election as aforesaid shall be deemed to be Sellers' election to terminate this Agreement, upon which the Deposit shall be returned to Purchaser. If Sellers elect to cure or remove the Title Defects, Sellers shall have thirty (30) days after Sellers receive Purchaser's title objection notice to cure or remove such Title Defects and if after electing to attempt to do so, Sellers receive Purchaser's title objection notice to cure or remove such title Defects and if after electing to attempt to do so, Sellers do not cure or remove the Title Defects within said thirty (30) day period, Sellers shall no notify Purchaser in writing within said thirty (30) day period; provided, however, that Sellers may elect to satisfy any monetary lien or encumbrance out of the Purchase Price at the Closing, and the encumbrance of future front foot benefit assessments shall not be subject of any objection by Purchaser but shall be adjusted to the date of Closing. If Sellers terminate this Agreement pursuant to this Section (whether by notice to Purchaser or by failure to notify Purchaser as aforesaid), Purchaser shall have the right to notify Sellers in writing within five (5) days after such termination, that Purchaser elects to waive any Title Defects that Sellers' have not elected to cure or remove and thereby nullify Sellers' election to terminate this Agreement and Purchaser shall purchase the Property subject to such Title Defects.

                  c. If Sellers fail to timely cure or remove any exception that Sellers have agreed to endeavor in good faith to cure or remove, Purchaser shall have the option either to (i) notify Sellers in writing, within ten (10) days after Purchaser receives Sellers' written notice that Sellers have not cured or removed all of the Title Defects, that Purchaser terminates this Agreement and receive a refund of the Deposit, or (ii) proceed to Closing without a reduction in the Purchase Price

                  d. Any matter disclosed by the Commitment, the Searches or the Survey that Purchaser waives in writing or that Purchaser does not object to shall be deemed approved by Purchaser and shall constitute a "Permitted Exception" hereunder. The foregoing notwithstanding, Permitted Exceptions shall not include and Purchaser shall not be required to object to the following: defects, liens, encumbrances, survey matters, adverse claims or other matters created, first appearing in the public records, arising or attaching subsequent to the effective date of the Commitment but prior to the Closing; easements or claims of easements not shown by the public records or the Survey; leases and the rights of any parties in possession of the Property or any portion thereof other than under the Leases; deeds of trust, mortgages, judgment liens, mechanic's or materialmen's liens (including any right to claim such liens), tax liens and other monetary liens against the Partnership, the Partnership Interests, the Property or any portion thereof except for future front foot benefit assessments and other public or quasi-public assessments payable on an annual basis; and items to be complied with by Sellers or the Partnership set forth in Schedule B, Section 1 of the Commitment.

                  5.       DUE DILIGENCE INSPECTIONS

                  a. Purchaser shall have forty-five (45) days after the Effective Date (the "Due Diligence Period") within which to inspect the condition of the Property, to inspect the Submission Matters (as hereinafter defined) and to evaluate the feasibility of purchasing the Partnership. Purchaser and its duly authorized agents or representatives ("Purchaser's Agents") shall be entitled to enter upon the Property at all reasonable times during the Due Diligence Period in order to conduct engineering studies, soil tests, environmental tests, asbestos tests, environmental tests, asbestos tests, roof inspection, and any other inspections and/or tests that Purchaser may deem necessary or advisable.

                  b. Sellers shall, at Sellers' sole expense, on or before the Effective Date, deliver to Purchaser the items set forth on Exhibit J attached hereto (the "Submission Matters").

                  c. Purchaser, in its sole and absolute discretion, may terminate this Agreement at any time during the Due Diligence Period by sending to Sellers written notice indicating Purchaser's election to so terminate this Agreement. If Purchaser terminates this Agreement during the Due Diligence Period, the Deposit shall be immediately refunded to Purchaser.

                  d. Purchaser shall be responsible for any property damage caused to Property or bodily injuries caused by Purchaser or Purchaser's Agents during the Due Diligence Period. Purchaser agrees to keep the Property free from all liens and to indemnify, defend, and hold harmless the Partnership and the Sellers from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred, suffered by, or claimed against the Partnership or the Sellers by reason of any damage to the Property or injury to persons caused by Purchaser and/or Purchaser's Agents in exercising its right under this Section
5. This indemnity shall survive the Closing or any termination of this Agreement.

                  e. Within five (5) business days after the Effective Date, Sellers shall provide to Purchaser's representatives and independent accounting firm access to financial and other information relating to the Property and the Partnership in the possession of or otherwise available to Sellers, their affiliates or Sellers' management company which would be sufficient to enable Purchaser's representatives and independent accounting firm to prepare audited financial statements for 1994, 1995 and 1996 in conformity with generally accepted accounting principles and enable them to prepare such statements, reports, or disclosures as Purchaser may deem necessary or advisable. Sellers shall also provide to Purchaser's independent accounting firm a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property and the Partnership. Sellers shall authorize and cause any attorneys who have represented Sellers in material litigation pertaining to or affecting the Property or the Partnership to respond, at Purchaser's expense, to inquiries from Purchaser's representatives and independent accounting firm. If, and to the extent that, Sellers financial statements pertaining to the Property or the Partnership for any periods during the years 1994, 1995 or 1996 have been audited, promptly after the execution of this Agreement, Sellers shall provide Purchaser with copies of such audited financial statements and shall cooperate with Purchaser's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at Purchaser's expense, a reissuance of such audited financial statements.

                  6.       REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Each Seller represents and warrants to Purchaser (and to Purchaser's nominees) with respect to the Partnership and its respective Partnership Interest that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

                  a. GP Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and has its chief executive office at 170 W. Ridgely Road, Suite 300, Lutherville, MD 21093.

                  b. MART is a Maryland real estate investment trust, duly organized/formed, validly existing and in good standing under the laws of the State of Maryland and has its chief execution office in at 170 W. Ridgely Road, Suite 300, Lutherville, MD 21093.

                  c. [Intentionally Deleted]

                  d. This Agreement is, and all the documents executed by Sellers that are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by Sellers.

                  e. There are no actions, suits, or proceedings pending or, to the best of each Seller's knowledge, threatened against any Seller or otherwise affecting the Partnership or any portion of the Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  f. None of Sellers nor the Partnership has received any notice of any violation of any ordinance, regulation, law, statute, building code, zoning ordinance, or environmental laws pertaining to the Property or any portion thereof or of any pending zoning change or special assessment pertaining to the Property.

                  g. [Intentionally Deleted]

                  h. None of Sellers nor the Partnership has received any notice of condemnation of the Property or any portion thereof.

                  i. To the best of each Seller's knowledge, the Property is not in violation of any environmental laws, the Americans with Disabilities Act, or any other laws affecting the Property.

                  j. To the best of Seller's knowledge, all governmental approvals necessary for the operation of the Property have been obtained and are in full force and effect, including all code requirements regarding building occupancy and use, parking, and zoning.

                  k. All service, personal property leases and management contracts affecting the Property are cancelable upon no more than thirty (30) days written notice by the Partnership.

                  l. [Intentionally Deleted]

                  m. (A) (i) Exhibit D lists and/or Sellers have delivered to Purchaser (prior to or during the Due Diligence Period with written evidence of the specific documents delivered) copies of all the agreements, instruments and documents which constitute the Leases, (ii) there are no outstanding assignments by Sellers or the Partnership of Sellers' interest in the Partnership or the Partnership's interest in the Leases except to mortgage lenders (the liens of which will be released at Closing), (iii) there are no earned and unpaid leasing commissions or fees due and payable prior to the Closing (or which will become due and payable after the Closing) with respect to the Leases, (iv) the Leases do not contain and none of the tenants under the Leases nor any person or entity other than Purchaser has any option or right to purchase the Property, (v) the Leases are in full force and effect and have not been modified, amended or altered and (vi) there are no other leases or service contracts, maintenance agreements, leasing commission or brokerage agreements, repair contracts, property management contracts, contracts for the purchase or delivery of labor, services, materials or goods, supplies or equipment or similar agreements entered into by or on behalf of any Seller or the Partnership that will be obligations of Purchaser or the Partnership after the Closing, other than those delivered as Submission Matters; and (B) the Partnership, as landlord, is not in default under any of the Leases and, to the best of each Seller's knowledge and except as may be otherwise disclosed to Purchaser in writing prior to or during the Due Diligence Period, the tenant under each of the Leases is not in default thereunder.

                  n. To the best of each Seller's knowledge, the Balance Sheet delivered to Purchaser pursuant to this Agreement and attached hereto as Exhibit B is a true, correct and complete copies of the most recent balance sheet for the Partnership. To the best of each Seller's knowledge, there has been no material adverse change to the assets and liabilities of the Partnership since the date of the Balance Sheet.

                  o. Each Seller is the record and beneficial owner of, and has good title to, its respective Partnership Interest, free and clear of all liens, security interests, assignments, options and adverse claims to title of any kind or character, and such Partnership Interest is not the subject of any agreement (other than this Agreement) providing for the sale and transfer thereof.

                  p. No consent, waiver or approval by any third party is required in connection with the execution and delivery by each Seller of this Agreement or the performance by each Seller of the obligations to be performed by such Seller under this agreement.

                  q. The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and has its chief executive office at 170 W. Ridgely Road, Suite 300, Lutherville, MD 21093. The Partnership Agreement provided to Purchaser is a true and complete copy thereof and all amendments and modifications with respect thereto. No Seller is in default under the Partnership Agreement.

                  r. The Partnership does not have and has never had any employees.

                  s. All tax returns for federal, state and local income, excise, sales and use, personal property and franchise taxes required by law to be filed by the Partnership prior to the Effective Date have been filed (or extensions to file have been obtained), and all taxes, if any, shown on such returns, together with any interest or penalties thereon, have been paid. All such tax returns required by law to be filed by the Partnership prior to the Closing will be filed (or extensions to file will be obtained), and all taxes, if any, shown on such returns, together with any interest or penalties thereon, will have been paid.

                  t. At the Closing, there will be no outstanding contracts made by Sellers or the Partnership for the construction or repair of any improvements to the Real Property which have not been fully paid for or provided for, the Sellers shall cause the Partnership to discharge all mechanics' or materialmen's liens arising from any labor or materials furnished to the Real Property prior to the Closing.

                  u. The Partnership has not engaged in any business or activities other than the business of owning, leasing and operating the Property.

                  v. The Partnership does not own directly or indirectly any capital stock or interest in any partnership, corporation or other entity or business enterprise other than the Property.

                  w. GP Seller was formerly known as BTR Winterson, Inc. and MART was formerly known as BTR Realty, Inc. The Partnership has not been known by any name other than (i) the name by which such entity is referred to in this Agreement and (ii) BW Limited Partnership.

                  The representatives and warranties set forth hereinabove shall not survive the closing of this Agreement, except that the representatives and warranties set forth in (1) items d, e, f, h, n, p, r, s, t and v shall survive the closing of this Agreement for a period of six (6) months and (2) items m, o and u shall survive the closing of this Agreement for a period of twelve (12) months.

                  7.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF
PURCHASER

                  Purchaser   represents   and  warrants  to  Sellers  that  the
following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

                  a. Purchaser is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware.

                  b. This Agreement is, and all documents executed by Purchaser which are to be delivered to Sellers at the Closing will be, duly authorized, executed, and delivered by Purchaser.

                  c. Purchaser is not an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan or acquire the Partnership Interests, Purchaser is not a "party in interest" (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in Sellers (as identified in Schedule 1 attached hereto), and Purchaser's acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

                  The representations and warranties set forth hereinabove shall survive the closing of the Agreement for a period of three (3) years.

                  8.       CONFIDENTIALITY

                  Prior to the Closing,  Purchaser  and Sellers  agree that they will not disclose the transaction contemplated in this Agreement, provided, they must discuss the transaction contemplated in this Agreement with parties reasonably necessary to consummate the transaction, including the Title Company, Purchaser's and Sellers' attorneys and representatives and prospective lenders. Notwithstanding the foregoing, it is acknowledged that Purchaser is, or is an affiliate of, a real estate investment trust (the "REIT") and the REIT has and will seek to sell shares to the general public; consequently, Purchaser shall have the right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by Purchaser or Purchaser's attorneys to satisfy disclosure and reporting obligations of Purchaser or its affiliates. After Closing, Purchaser shall be free to disclose previously confidential information in its sole discretion. The foregoing notwithstanding, neither Purchaser nor Sellers shall issue any press release concerning or mentioning this transaction before or after Closing without the prior written consent of the other party (such consent not to be unreasonably withheld), except that Purchaser and Seller shall each have the right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by Purchaser or Purchaser's attorneys or by Seller or Seller's attorneys, as applicable, to satisfy disclosure and reporting obligations of Purchaser or its affiliates or Sellers or its or their affiliates, as applicable. The provisions of this Sections shall survive termination of this Agreement.

                  9.       CONDITIONS PRECEDENT TO CLOSING

                  a. The following shall be conditions precedent to Purchaser's obligation to consummate the purchase and sale transaction contemplated herein (the "Purchaser's Conditions Precedent"):

                  i. Purchaser shall not have terminated this Agreement in accordance the provisions hereof within the time periods described in said provisions.

                  ii. Title Company shall stand ready to issue, at the Closing, an ALTA owner's policy of title insurance, standard form 1970B (the "Title Policy"), insuring the Partnership's interest in the Real Property, dated the day of the Closing, with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions, together with such endorsements Purchaser may reasonably request.

                  iii. Purchaser shall have received and reasonably approved, prior to the end of the Due Diligence Period, an executed estoppel certificate substantially in the form of Exhibit F hereto from each tenant under their respective Lease; provided that if such estoppel certificates are not received from tenants occupying fewer than 5,000 square feet, GP Seller may issue such an estoppel certificate as to such tenants, and Purchaser will accept the same as though delivered by such tenants.

                  iv. There shall be no material breach of any of any of Seller's representations, warranties or covenants set forth herein as of the Closing.

                  v. Sellers shall have delivered to Purchaser or the Title Company, as applicable, the items required to be delivered pursuant to the terms of this Agreement.

                  b. The following shall be conditions precedent to Sellers' obligation to consummate the purchase and sale transaction contemplated herein (the "Sellers' Conditions Precedent"):

                  i. Purchaser shall not have terminated this Agreement in accordance the provisions hereof within the time periods described in said provisions.

                  ii. Purchaser shall have timely delivered to the Sellers or the Title Company, as applicable, the items required to be delivered pursuant to the terms of this Agreement and all immediately available funds due from Purchaser for disbursement as directed hereunder.

                  iii. There shall be no material breach of any of Purchaser's representations, warranties or covenants set forth herein as of the Closing.

                  10.      COVENANTS OF SELLERS

                  Sellers covenant with Purchaser, as follows:

                  a. From the Effective Date through the Closing, Sellers shall cause the Partnership to refrain from selling, encumbering, or otherwise transferring the Property, or any portion thereof or any interest therein, without Purchaser's consent.

                  b. From the Effective Date through the Closing, Sellers shall cause the Partnership neither to enter into any new leases, nor amend, modify or extend the existing Leases, in any case without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed).

                  c. From the Effective Date through the Closing, Sellers shall cause the Partnership to keep the Property insured for full replacement value against fire, vandalism and other loss, damage and destruction, and to keep the Partnership insured under a comprehensive general liability policy; provided, however, that Sellers' insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

                  d. From the Effective Date through the Closing, Sellers shall cause the Partnership to operate and maintain the Property to standards not less than the standards to which the Partnership operates and maintains the Property on the Effective Date.

                  e. Sellers shall cause the Partnership to pay in full, prior to the Closing, all debts incurred for labor, goods, utility charges, material and services of any kind relating to the Property.

                  f. Sellers shall cause the Partnership to refrain from amending, altering or terminating the Partnership Agreement without the prior written consent of Purchaser.

                  g. Each Seller agrees that, after the Effective Date, it shall not sell, transfer or assign, or create, grant or permit to exist a lien or security interest in, its respective Partnership Interest except as contemplated by this Agreement.

                  h. Each Seller agrees that it will, at any time and from time to time after the Closing, upon the reasonable request of Purchaser and at Purchaser's cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for better assigning, transferring and conveying the Partnership Interests to Purchaser.

                  i. After the Closing, GP Seller shall prepare any tax returns or reports of the Partnership which are required to be filed by the Partnership for any taxable period of the Partnership that ends on or before the Closing.

                  j. Upon Purchaser's  reasonable request, for a period of three
(3) years after the Closing, or, in the event of a governmental investigation or audit, at any time, Sellers shall make all of Sellers' records with respect to the Partnership or the Property available to Purchaser for inspection, copying and audit by Purchaser's designated accountants.

                  11.      SELLERS' CLOSING DELIVERIES

                  At the Closing, Sellers shall deliver to Purchaser or the Title Company, as applicable, the following:

                  a. An assignment in the form of Exhibit G attached hereto, executed by GP Seller and consented to by each LP Seller (the "General Partnership Assignment"), transferring, conveying and assigning to Purchaser (or Purchaser's nominee) all right, title and interest in and to such GP Seller's Partnership Interest, free and clear of all liens, encumbrances, security interests, options and adverse claims of any kind or character, together with an agreement by the GP Seller to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys fees) arising in connection with such Partnership Interest and related to the period prior to the Closing and a comparable indemnity from Purchaser relating to the period following the Closing.

                  b. An assignment in the form of Exhibit H attached hereto, executed by each LP Seller and consented to by GP Seller (the "Limited Partnership Assignment"), transferring, conveying and assigning to Purchaser (or Purchaser's nominee) all right, title and interest in and to each LP Seller's Partnership Interest, free and clear of all liens, encumbrances, security interests, options and adverse claims of any kind or character, together with an agreement by each LP Seller to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expense (including attorneys' fees) arising in connection with such Partnership Interest and related to the period prior to the Closing and a comparable indemnity from Purchaser relating to the period following the Closing.

                  c. An Amended and Restated Partnership Agreement and Amended and Restated Certificate (the "Amendment to Partnership Agreement"), executed and acknowledged by Sellers, providing for (i) the withdrawal of LP Sellers as limited partners of the Partnership, (ii) the withdrawal of the GP Seller as the general partner of the Partnership, (iii) the admission of Purchaser (or Purchaser's nominee) as the limited partner of the Partnership, general partner of the Partnership and (v) such other matters as Purchaser may reasonably request.

                  d. Reasonable proof of the due authorization, execution and delivery by Sellers of this Agreement and the documents delivered by Sellers pursuant hereto.

                  e. An affidavit from each Seller certifying that such Seller is not a "foreign person" within the meaning of Section 1445(f) (3) of the Code.

                  f. Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

                  g. To the extent not previously delivered to Purchaser, originals of the Partnership Agreement, the Leases, the contracts, the Personal Property, certificate(s) of occupancy and other instruments evidencing the Intangible Property or, if such originals are not available, copies certified by Sellers to be true, correct and complete copies of such originals.

                  h. Any keys in the possession of Sellers to all locks located in the Property.

                  i. Letters executed by GP Seller and the Partnership's management agent, if any, addressed to the tenants, in form of Exhibit I attached hereto, notifying and directing payment of all rent and other sums due from the tenants from and after the date of the Closing to be made at Purchaser's direction.

                  12.      PURCHASER'S CLOSING DELIVERIES

                  At the Closing, Purchaser shall deliver to the Sellers or the Title Company, as applicable, the following:

                  a. The balance of the Purchase Price, together with such other sums as the Title Company shall require to pay Purchaser's share of the Closing costs, prorations, reimbursements and adjustments as set forth in Section 13 herein, in immediately available funds.

                  b.  An  executed   counterpart  of  the  General   Partnership
Assignment.

                  c. An executed counterpart of the Amendment to Partnership Agreement.

                  d.  An  executed   counterpart  of  the  Limited   Partnership
Assignment.

                  e. Reasonable proof of the due authorization, execution and delivery by Purchaser of this Agreement and the documents delivered by Purchaser pursuant hereto.

                  f. Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

                  13.      PRORATIONS AND ADJUSTMENTS

                  a. The following shall be prorated and adjusted between Sellers and Purchaser as of the day of the Closing, except by this Agreement.

                  i. General real estate, personal property and ad valorem taxes and assessments, front foot benefit charges and any improvement or other bonds encumbering the Property, for the current tax year for the Property. The foregoing items shall be assumed and paid by Purchaser for periods after the Closing.

                  ii. Utility charges, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

                  iii. Rent and other charges under the Leases (other than Delinquent Rents (as hereinafter defined)). Rents and other charges under the Leases that are fifteen (15) days or more past due as of the Closing ("Delinquent Rents") shall not be prorated and such Delinquent Rents received by the Partnership after the Closing shall be applied (A) first, to the Partnership's actual out-of-pocket costs of collection incurred with respect to the tenant on and after the Closing; (B) second, to the Partnership's costs of collection incurred with respect to the tenant prior to the Closing; (C) third, to rents and other charges due from the tenant for the month in which such payment is received by the Partnership; (D) fourth, to rents and other charges attributable to any period after the Closing which are past due on the date of receipt; and (E) finally, to Delinquent Rents as of the Closing (and Purchaser shall cause the Partnership to promptly remit such amounts to Sellers). Purchaser agrees to cause the Partnership to use commercially reasonable efforts to collect any such Delinquent Rents (provided, however, that Purchaser shall have no obligation to cause the Partnership to institute legal proceedings, including an action for unlawful detainer, against a tenant owing Delinquent Rents). Sellers may pursue a tenant after the Closing for collection of Delinquent Rents but Sellers shall not have the right to institute any action for unlawful detainer against such tenant.

                  iv. The amount of all unapplied security deposits under the Leases shall be credited to Purchaser.

                  v. To the extent that Partnership assets or liabilities as of the Closing Date are other than as set forth on the Balance Sheet and are not otherwise adjusted pursuant to Section 13(a), an appropriate adjustment acceptable to both parties and payment shall be made by the parties at the Closing.

                  vi. The Purchase Price shall be adjusted (A) downward, by the amount of any liabilities of the Partnership pursuant to any contracts for services performed for the benefit of the Partnership prior to the Closing Date but which are to be paid by the Partnership after the Closing Date, and Purchaser shall cause the Partnership to make such payments after the Closing Date promptly when the same are due and payable and (B) upward, by the amount of any services prepaid prior to the Closing Date to be performed for the benefit of the Partnership after the Closing Date, and Sellers shall provide to Purchaser satisfactory evidence of such prepayment and rights to services.

                  vii. Such other items that are customarily prorated in transactions of this nature (including, without limitation, any utilities paid by landlord under the Leases) shall be ratably prorated.

                  b. For purposes of calculating prorations, Purchaser shall be deemed to be the owner of the Partnership Interests, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year.

                  c. The amount of such prorations shall be initially performed by Sellers and Purchaser at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Sellers and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty (60) days after the tax bills for the applicable period are received). Without limiting the generality of the foregoing, Sellers and Purchaser agree that:

                  i. With respect to any year-end reconciliations of reimbursable expenses under the Leases, Sellers and Purchaser shall cooperate to complete such reconciliations as soon as possible after the Closing, with Sellers responsible for amounts owing to the tenants under the Leases, and entitled to amounts payable by the tenants under the Leases (as the case may
be), with respect to periods prior to the Closing, and with Purchaser and the Partnership responsible for amounts owing to the tenants under the Leases, and entitled to amounts payable by the tenants under the Leases (as the case may
be), with respect to periods from and after the Closing (and, with respect to any such amounts payable to Sellers, Purchaser agrees that it shall cause the Partnership to use commercially reasonable efforts to collect such amounts, provided, however, that Purchaser shall have no obligation to cause the Partnership to institute legal proceedings, including an action for unlawful detainer, against a tenant owing any such amounts);

                  ii. With respect to any property tax appeals or reassessments filed by the Partnership for tax years prior to the year in which the Closing occurs, Sellers shall be entitled to the full amount of any refund or rebate resulting therefrom (subject to a requirement under the Leases to pay to the tenants thereunder a share of any such refund or rebate, which shall be Sellers' sole obligation), and with respect to any property tax appeals or reassessments filed by the Partnership for the tax year in which the Closing occurs, Sellers and Purchaser shall share the amount of any rebate or refund resulting therefrom (after first paying to Sellers all costs and expenses incurred by Sellers in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (with Sellers and Purchaser each obligated for any amount of such refund or rebate required to be paid to the tenant under the Lease for its respective period of ownership of the Partnership Interests for such tax year); and

                  iii. In no event will there be any proration of insurance premiums under Sellers' existing policies of insurance relating to the Property, or the Partnership, and Purchaser acknowledges and agrees that none of Sellers' insurance policies (or any proceeds payable thereunder, except as expressly provided for in Section 16 below) will be maintained for the Partnership for the period after the Closing or otherwise assigned for the benefit of Purchaser at the Closing, and Purchaser shall be solely obligated to cause the Partnership to obtain any and all insurance that it deems necessary or desirable.

                  d. Except as set forth in this Section 13, all items of income and expense which accrue for the period prior to the Closing will be for the account of Sellers and all items of income and expense which accrue for the period on and after the Closing will be fore the account of Purchaser. The provisions of this Section 13 shall survive the Closing.

                  14.      CLOSING

                  Provided Purchaser's Conditions Precedent and Sellers' Conditions Precedent have been satisfied or waived in writing, the purchase and sale contemplated herein shall close (the "Closing") twenty (20) days after the expiration of the Due Diligence Period or on such date and time mutually agreed to by the parties.

                  15.      CLOSING COSTS

                  Purchaser and Sellers shall share equally the cost of filing and recording the amendment to the certificate of limited partnership with the appropriate government agency(ies). Each party shall bear the expense of its own counsel. Purchaser and Sellers each shall be responsible for one-half or any escrow fee. All other costs and prorations shall be allocated in accordance with local custom.

                  16.      RISK OF LOSS

                  a. If prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth in Section 16(d), Purchaser shall have the right, exercisable by giving written notice to Sellers within five (5) days after receiving written notice of such damage or destruction (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and the Deposit shall be returned to Purchaser, or (ii) to accept the Partnership Interests with the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase price and receive an assignment of all of the Partnership's and/or Sellers' right to any insurance proceeds payable by reason of such damage or destruction. If Purchaser elects to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent.

                  b. If prior to the Closing, all or any material portion (as set forth in Section 16(d)) of the Property is subject to a taking by public authority, Purchaser shall have the right, exercisable by giving written notice to Sellers within five (5) days after receiving written notice of such taking (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and the Deposit shall be returned to Purchaser, or (ii) to accept the Partnership Interests with the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of the Partnership's and/or Sellers' rights to any condemnation award payable by reason of such taking. If Purchaser elects to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to such aware without Purchaser's prior written consent. As used in this Section 16, "taking" shall mean any transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain.

                  c. If prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Partnership Interests with the Property in its then condition (without any abatement or reduction in the Purchase Price) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Sellers' rights to any insurance proceeds or any award in connection with such taking, as the case may be. If any such non-material damage or taking occurs, Sellers shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser's prior written consent.

                  d. For the purpose of this Section 16, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed $500,000.

                  17.      DEFAULT

                  a. If Sellers default in their obligations under this Agreement, Purchaser shall have all remedies at law and in equity, including specific performance; provided, however, that in an action for damages, Purchaser shall be limited to recovering its actual damages but not any consequential damages.

                  b. If Purchaser fails to close the purchase of the Partnership Interests for any reason other than Sellers' default or failure of a Purchaser's Condition Precedent, the Deposit shall be paid to and retained by Sellers as liquidated damages. The amount paid to and retained by Sellers as liquidated damages shall be Sellers' sole contractual remedy if Purchaser fails to close the purchase of the Partnership Interests. The parties hereto expressly agree and acknowledge that Sellers' actual damages in the event of a default by Purchaser would be extremely difficult or impracticable to ascertain and that the amount of the Deposit represents the parties' reasonable estimate of such damages.

                  18.      INDEMNIFICATION

                  a. Sellers, jointly and severally, hereby agree to indemnify, hold harmless and defend Purchaser, the Partnership (including its partners), and any assignee or successor in interest (the "Indemnified Parties") from and against:

                  i. all debts, damages, claims, causes of action, liabilities and obligations of any nature, whether absolute, accrued, contingent or otherwise, of the Partnership arising from business done, transactions entered into or other events occurring prior to the Closing Date;

                  ii. subject to the survival limitations set forth in Section 6, any loss, liability or damage suffered or incurred by the Indemnified Parties because any representation or warranty made by Sellers in this Agreement was incorrect in any material respect; and

                  iii. all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Indemnified Parties in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 18(a).

                  b. Purchaser hereby agrees to indemnify, hold harmless and defend Sellers from and against:

                  i. all debts, damages, claims, causes of action, liabilities and obligations of any nature, whether absolute, accrued, contingent or otherwise, of the Partnership arising from business done, transactions entered into or other events occurring from and after the Closing Date;

                  ii. any loss, liability or damage suffered or incurred by Sellers because any representation or warranty made by Purchaser in this Agreement was incorrect in any material respect; and

                  iii. all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Sellers in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 18(b).

                  19.      BROKER'S COMMISSION

                  Purchaser and Sellers each represent and warrant to the others that no brokerage commission, finder's fee or other compensation is due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Preston Partners, Inc. pursuant to a separate agreement, which shall be paid by Sellers. Purchaser shall indemnify, defend, and hold Sellers harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Sellers by reason of any breach or inaccuracy of the Purchaser's representations and warranties contained in this Section 19. Each Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of such Seller's representation and warranties contained in this Section 19. The provisions of this Section 19 shall survive the Closing.

                  20.      VACANT SPACE ALLOWANCE

                  a. Sellers agree that for every day that all or any portion of the Daughters of Charity space (Suite 300) at Gateway International I (such space containing approximately 16,332 square feet) (the "Charity Space") or for Suite 101 at Gateway International II (such space containing approximately 8,400 square feet) ("Suite 101") is not leased or occupied by Purchaser, an Approved Entity (as hereinafter defined) or another tenant for such day during the nine
(9) month period that commences on the Closing Date, Sellers, within five (5) days after receipt of a written request therefor (Purchaser anticipates billing on a monthly basis), shall pay to the Partnership $18.00 per square foot per annum prorated on a daily basis for every square foot of such space not so leased. Purchaser shall cause the Partnership to endeavor in good faith to lease the Charity Space and Suite 101 to an entity (other than Purchaser or an Approve Entity) upon commercially reasonable terms, including a minimum term of three
(3) years, a minimum base rent of $18.00 per square foot, a tenant improvement allowance not to exceed $15.00 per square foot and otherwise to a creditworthy entity.

                  b. At Closing, Sellers shall deposit with the Title Company $12.00 per square foot (the "Allowance Escrow") for the Charity Space and for Suite 101. When the Partnership leases the Charity Space (or any portion thereof) and/or Suite 101 (or any portion thereof) to a person or entity other than Purchaser or an Approved Entity, the Title Company shall pay to the Partnership within thirty (30) days after receipt of an invoice therefor the Partnership's expenses incurred for leasing commissions payable to brokers that are not an Approved Entity and for tenant improvements made or to be made to such space; provided, however, in no event shall the Partnership have the right to be reimbursed for more than $12.00 per square foot for the Charity Space or for Suite 101 for the aforementioned expenses. Tenant improvement expenses shall include, without limitation, construction costs, space planning and design costs, permits and fees and outside construction supervision costs. With respect to any portion of the Charity Space or Suite 101 that the Partnership has not leased or which is not occupied by Purchaser or an Approved Entity during the nine (9) month period that commences on the Closing Date, the Title Company shall pay to the Partnership from the Allowance Escrow a sum equal to $12.00 per square foot of such vacant space, with such payment being made to the Partnership on the date that is nine (9) months after the Closing Date. To the extent that the Partnership leases any portion of the Charity Space or Suite 101 during the nine (9) month period that commences on the Closing Date and the

Partnership incurs expenses of less than $12.00 per square foot for leasing commissions payable to brokers that are not an Approved Entity and for tenant improvements made or to be made to such leased space, the Title Company shall refund to Sellers the remaining portion of the Allowance Escrow, with such refund being made within five (5) days after such nine (9) month period. The Title Company shall deposit the Allowance Escrow into an interest bearing account and any interest thereon will accrue to the benefit of Seller.

                  21.      MISCELLANEOUS

                  a. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  b.  This   Agreement   may  be   executed  in  any  number  of
counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                  c. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

                  d. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               Purchaser:        Prentiss Properties Acquisition
                                 Partners, L.P.
                                 5890 West Northwest Parkway
                                 Suite 400
                                 Dallas, Texas 75220
                                 Attention:           J. Kevan Dilbeck
                                                      General Counsel
                                 Telephone:           (214) 654-5710
                                 Telecopy:            (214) 350-2409

                With a copy to:  Prentiss Properties Acquisition
                                 Partners, L.P.
                                 3112 Fairview Park Drive

                                  Falls Church, Virginia 22042
                                  Attention:           Michael J. Cooper
                                  Telephone:           (703) 560-4700
                                  Telecopy:            (703) 560-8349

                Sellers:          Mid-Atlantic Realty Trust
                                  170 W. Ridgely Road, Suite 300
                                  Lutherville, MD 21093
                                  Attention:           F. Patrick Hughes
                                  Telephone:           (410) 684-2000
                                  Telecopy:            (410) 859-5685

                With a copy to:   Gordon, Feinblatt, Rothman,
                                  Hoffberger & Hollander, LLC
                                  233 E. Redwood Street
                                  Baltimore, MD 21202
                                  Attention:           David H. Fishman, Esq.
                                  Telephone:           (410) 576-4234
                                  Telecopy:            (410) 576-4246

                  Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date of confirmed receipt.

                  e. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

                  f. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision has not been inserted herein and shall not affect the remainder of such provision or the remailing provisions of this Agreement.

                  g. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

                  h. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                  i. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosection or defense of such action.

                  j. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Sellers or Purchaser hereunder shall be transferred or assigned by Sellers or Purchaser without the prior written consent of the non- assigning party; provided, however, Purchaser may assign Purchaser's interest hereunder, or designate as the entity taking title to the Partnership Interest, the part of Purchaser, one or more subsidiaries or affiliates of Purchaser or of entities to whom Purchaser provides investment management services (an "Approved Entity") without Sellers' prior written consent.

                  k. Neither this Agreement nor any memorandum thereof shall be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement. Purchaser shall indemnify, defend, and hold Sellers harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Sellers by reason of any breach by Purchaser of this Section 21(p). Each Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach by such Seller of this Section 21(p). The provisions of this Section 21(p) shall survive the Closing.

                  l. If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

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SELLERS:

GP SELLER:

BTR GATEWAY, INC.,
a Maryland corporation


By:  /s/ F. Patrick Hughes
Name:   F. Patrick Hughes
Title:  President

LP SELLERS:

BTR GATEWAY, INC.,
a Maryland corporation


By:  /s/ F. Patrick Hughes
Name:   F. Patrick Hughes
Title:  President

MID-ATLANTIC REALTY TRUST


By:  /s/ F. Patrick Hughes
Name:   F. Patrick Hughes
Title:  President


PURCHASER:

PRENTISS PROPERTIES ACQUISITION
PARTNERS, L.P.,
a Delaware limited partnership

By:      PRENTISS PROPERTIES, INC.,
         a Delaware corporation
         as General Partner

         By:  /s/ Robert K. Wiberg
             Robert K. Wiberg
             Senior Vice President

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